SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
April 29, 2005

INTERMOUNTAIN COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

Idaho
(State or other jurisdiction of incorporation)

000-50667	82-0499463
(Commission File Number)	IRS Employer Identification No.

231 North Third Avenue
Sandpoint, Idaho 83864
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (208) 263-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.01 — Entry into a Material Definitive Agreement

     On April 30, 2005, our shareholders approved amendments to our Director Stock Option Plan (the “Director Plan”) to (i) authorize our Board of Directors to issue restricted stock awards, in addition to stock options, and (ii) change the name of the Director Plan to “Amended and Restated Director Stock Plan.” The Board of Directors adopted the amendments to the Director Plan, subject to shareholder approval, in order to provide uniformity with our employee stock plan (which also permits the granting of restricted stock awards) and to provide additional flexibility in using stock compensation.

Item 2.02 — Financial Statements and Exhibits

     On April 29, 2005, we issued a press release announcing our financial results for the quarter ended March 31, 2005. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein in its entirety by reference.

     The information in this Item 2.02 and the Exhibit attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such document or filing.

Item 9.01 — Financial Statements and Exhibits

(a)	Financial statements — not applicable.

(b)	Pro forma financial information — not applicable.

(c)	Exhibits:

99.1	Press Release dated April 29, 2005, announcing financial results for the quarter ended March 31, 2005.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

     Dated: May 2, 2005

INTERMOUNTAIN COMMUNITY BANCORP
By:	/s/ Doug Wright
Doug Wright
EVP and Chief Financial Officer

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